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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-35538) of PEC Solutions, Inc. of our report dated February 11, 2003, except for the last paragraphs of Notes 5 and 16 as to which the date is March 19, 2003, relating to the consolidated financial statements of PEC Solutions, Inc. which appears in this Form 10-K/A. We also consent to the incorporation by reference of our report dated February 11, 2003 relating to the financial statement schedule, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia
April 17, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS